SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 29, 2005

LINENS ’N THINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12381	22-3463939

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Brighton Road, Clifton, New Jersey		07015

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(973) 778-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Linens ‘n Things, Inc., a Delaware Corporation (the “Company”), and Linens ‘n Things Canada Corp. (“Linens ‘n Things Canada”) entered into a Cdn.$40,000,000 3-Year Credit Agreement (the “Credit Agreement”), effective as of July 29, 2005, among the Company, as Guarantor, Linens ‘n Things Canada, as Borrower, National City Bank, Canada Branch, as lender and Administrative Agent (the “Agent”) and each other lender from time to time party thereto. The Credit Agreement is to be used to finance working capital associated with store expansions and for working capital and general corporate requirements for Linens ‘n Things Canada.

The Credit Agreement provides for a 3-year revolving term facility and allows for up to Cdn.$40 million of borrowings. The Credit Agreement includes a swingline facility in a maximum amount of Cdn.$3 million. Interest on borrowings is determined based upon several alternative fixed margins, between 0% and 1.25%, above the greater of (a) the variable per annum reference rate of interest announced and as adjusted by the Bank of Montreal from time to time for Canadian Dollar loans in Canada and (b) the sum of (i) the rate of interest per annum that is equal to the Reuters Screen CDOR Page on month BA Discount Rate of the Agent expressed as an annual yield rate and (ii) 1%. Linens ‘n Things Canada must repay in full all outstanding principal amounts under the Credit Agreement on or before July 29, 2008.

The Credit Agreement includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated and/or the lenders’ commitments may be terminated.

As of July 29, 2005, there were no loans outstanding or letters of credit outstanding under the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

In connection with the Credit Agreement, the Company executed a Guarantee, dated July 29, 2005. Pursuant to the Guarantee, the Company unconditionally and irrevocably guarantees the payment of all debts owed by Linens ‘n Things Canada under the Credit Agreement and agrees to indemnify the Agent and lenders against losses resulting from the failure of Linens ‘n Things Canada to pay its obligations under the Credit Agreement.

The Credit Agreement replaces two bilateral agreements (the “Prior Credit Agreements”) totaling Cdn.$35 million which expired or were terminated between June 15, 2005 and July 31, 2005 in connection with the execution of the Credit Agreement. The Prior Credit Agreements allowed for up to Cdn.$35 million of borrowings. The Prior Credit Agreements contained usual and customary events of default (subject to applicable grace periods) for facilities of its nature and provided that, upon the occurrence of an event of default, payment of all amounts payable under each could be accelerated and/or the lenders’ commitments could be terminated.

Item 1.02	Termination of a Material Definitive Agreement

The information provided under Item 1.01 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
10.1	Credit Agreement (the “Credit Agreement”), effective as of July 29, 2005, among the Linens ‘n Things, Inc., as Guarantor, Linens ‘n Things Canada, National City Bank, Canada Branch, as lender and Administrative Agent (the “Agent”) and each other lender from time to time party thereto.

10.2	Guarantee, dated July 29, 2005, by Linens 'n Things, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINENS ’N THINGS, INC.

Dated: August 3, 2005	By:	/s/ Brian D. Silva

		Name:	Brian D. Silva
		Title:	Senior Vice President,
Human Resources, Administration
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement (the “Credit Agreement”), effective as of July 29, 2005, among the Linens ‘n Things, Inc., as Guarantor, Linens ‘n Things Canada, National City Bank, Canada Branch, as lender and Administrative Agent (the “Agent”) and each other lender from time to time party thereto.

10.2	Guarantee, dated July 29, 2005, by Linens 'n Things, Inc.